EXHIBIT 10.9.2

                                                May 30, 1995


   Bio-Rad Laboratories, Inc.
   1000 Alfred Nobel Drive
   Hercules, California 94547

   Attn:  Mr. James Viglienzone

   Re:  Amendment No. 2 to Credit Agreement

   Dear Mr. Viglienzone:

        We refer to the above referenced agreement dated as of February 18, 1994 among Bio-Rad Laboratories, Inc. (the "Borrower"), the lenders party thereto (the "Lenders") and the First National Bank of Chicago, as agent (the "Agent") (as modified, amended, extended and renewed from time to time, the "Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth for such terms in the Agreement.

        The Borrower has requested certain amendments to the Agreement, as hereinafter set forth and the Agent and the Lenders have agreed to such amendments. Therefore, the Borrower, the Lenders and the Agent hereby agree to amend the Agreement as follows:

        1.   The definition of Facility Termination  Date is amended
             by   deleting  the   date  "February   17,   1997"  and
             substituting therefore the date "March 1, 1998".

        2. Section 2.5 is amended by deleting the first sentence thereof and inserting therefore the following:

             The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee on the daily unborrowed portion of such Lender's Commitment from the date hereof to and including the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date at a rate per annum based on the Fixed Charge Coverage Ratio in accordance with the table below.

             The Fixed Charge Coverage Ratio shall be determined from the financial statements delivered by the Borrower pursuant to Section 6.1(i) and (ii). The adjustment, if any, in the commitment fee shall be effective beginning on the fifth Business Day after the delivery of such financial statements.


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                             Commitment Fee

             Fixed Charge Coverage Ratio             Commitment Fee
             Less than or equal to 2.0 to 1.0             0.300%

             Greater than 2.0 to 1.0 but less
               than or equal to 2.5 to 1.0                0.250%

             Greater than 2.5 to 1.0 but less
               than or equal to 3.0 to 1.0                0.225%

             Greater than 3.0 to 1.0                      0.200%

   3.   Section 2.10  is amended  by deleting the  Applicable Margin
        chart  contained  therein  and  substituting   therefor  the
        following:

                           Applicable Margin

        Fixed Charge          Floating Rate     Eurodollar     CD Rate
        Coverage Ratio          Advances         Advances      Advances

        Less than or equal
          to 2.0 to 1.0             -0-            1.00%        1.125%

        Greater than 2.0 to 1.0
          and less than or
          equal to 2.5 to 1.0       -0-            0.750%       0.875%

        Greater than 2.5 to 1.0
          and less than or
          equal to 3.0 to 1.0       -0-            0.625%       0.750%

        Greater than 3.0 to 1.0     -0-            0.500%       0.625%

   4. Section 6.21 is amended by deleting it in its entirety and substituting therefor the following:

        "6.21 Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio to be less than 1.65 to 1.0 at the end of any fiscal quarter ending prior to March 31, 1997 and less than 1.75 to 1.0 at the end of any fiscal quarter ending on or after March 31, 1997."

        Except for the amendment herein contained, the terms and conditions and covenants of the Agreement remain in full force and effect and are hereby ratified and conformed.

        In order to induce the Lenders to enter into this amendment, the Borrower represents and warrants to the Lenders that no Default or Unmatured Default exists and the representations and warranties set forth in Article V are true and correct on and as of the date hereof as if made on the date hereof.

        This amendment shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois, but giving effect to federal laws applicable to national banks.

        This amendment letter may be executed in any number of counterparts, all of which taken together shall constitute an agreement, and any of the parties hereto may execute this agreement by signing any such counterpart.

        This amendment letter shall become effective as of the date first above written upon receipt of duly executed counterparts of this letter from the Borrower, the Lenders and the Agents.

                       Very truly yours,



                       THE FIRST NATIONAL BANK OF CHICAGO
                       Individually and as Agent


                       By: /s/ L. Gene Beube
                       Title:  Senior Vice President



                       BIO-RAD LABORATORIES, INC.

                       By: /s/ Thomas L. Braje
                       Title:  VP, CFO



                       THE BANK OF CALIFORNIA, N.A.

                       By: /s/ Wanda Headrick
                       Title:  Vice President



                       SOCIETE GENERALE

                       By: /s/ J. Blaine Shaum
                       Title:  Regional Manager



                       WELLS FARGO BANK

                       By: /s/ David S. Silmore
                       Title:  Assistant Vice President